Exhibit 10.70

INVESTMENT AGREEMENT
between
INNOVATE Corp.
as the Company
and
LANCER CAPITAL LLC
as the Purchaser

Dated as of March 5, 2024

7.6.	Ability to Protect Its Own Interests and Bear Economic Risks; Accredited Investor	7
7.7.	Sophisticated Entity	7
7.8.	Material, Non-Public Information	7
7.9.	No Brokers	7
7.10.	Financing	7
7.11.	Tax.	8
7.12.	ERISA	8

8.	Covenants of the Company	8
8.1.	Rights Offering	8
8.2.	Use of Proceeds	8
8.3.	Stockholder Approval	8
8.4.	Stockholder Agreements	8

9.	Covenants of the Purchaser	8
9.1.	Compliance with Laws	8
9.2.	Restrictive Legends	8
9.3.	Acquisition of Third-Party Rights	9
9.4.	Standstill	9

10.	Registration and Transfer of Preferred Shares	13
10.1.	Stock Register; Ownership of Preferred Shares	13
10.2.	Replacement of Certificates	14
10.3.	Transfer Restrictions	14

11.	Definitions	15
11.1.	Certain Defined Terms	15

12.	Survival of Representations and Warranties and Indemnification; Certain Limitations	19

13.	Amendments and Waivers	19

14.	Notices, etc	19

15.	Construction	19

16.	Publicity; Confidentiality	20

17.	Miscellaneous	20
Exhibit A    Form of Certificate of Designations

Exhibit B    Form of Registration Rights Agreement

Investment Agreement

March 5, 2024
Lancer Capital LLC
777 South Flagler Drive Suite 800W
West Palm Beach, FL 33401
Attn: Avram A. Glazer
Ladies and Gentlemen:
INNOVATE Corp., a Delaware corporation (the “Company”), is raising additional equity capital through the Rights Offering (this and certain other terms used herein are defined in Section 11 of this agreement (this “Agreement”)) pursuant to which the Company would distribute to its common stockholders, and holders of its outstanding preferred stock and convertible notes that are entitled to participate in dividend distributions to its common stockholders, transferable rights to purchase up to $19,000,000 of its Common Stock (as defined below) on a pro rata basis (“Rights Offering Amount”) and has had discussions with Lancer Capital LLC, a Delaware limited liability company (the “Purchaser”), regarding the Purchaser’s willingness to effectively “back-stop” the Rights Offering by purchasing up to $19,000,000 (the “Equity Commitment Amount”) of Preferred Shares (as defined below) pursuant to the terms of, and subject to the conditions contained in, this Agreement. In addition, the Company has requested the Purchaser to purchase an additional $16,000,000 of Preferred Shares in a private placement concurrently with the closing of the Rights Offering pursuant to the terms of, and subject to the conditions contained in, this Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and intending to be legally bound, the Company and the Purchaser hereby agree as follows:
1.    Authorization of Preferred Shares. The Company has authorized and provided for the issuance of 35,000 shares of its preferred stock, par value $0.001 per share, to be designated as “Series C Non-Voting Participating Convertible Preferred Stock” (the “Preferred Shares”). The Preferred Shares shall have the relative rights, preferences and limitations, including the right to convert the Preferred Shares into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as set forth in the form of the Certificate of Designations attached as Exhibit A hereto (the “Certificate of Designations”).

2.    Sale and Purchase of Back-stop and Private Placement Shares. On the basis of the representations and warranties and subject to the terms and conditions set forth herein:

(a)    the Purchaser agrees to purchase, at the Back-stop/Private Placement Closing provided for in Section 3, 16,000 Preferred Shares (the “Private Placement Shares”) at a purchase price of $1,000 per Private Placement Share, for an aggregate purchase price of $16,000,000;

(b)    (i) Purchaser shall not, and shall cause all of its Affiliates and Associates (other than individuals to whom Rights are distributed in their individual capacities as stockholders of the Company) and all of its and their direct and indirect assigns (and subsequent assigns) of Common Stock and/or Rights not to, with respect to Rights distributed to the Purchaser, all such Affiliates and Associates and all such transferees and assigns pursuant to their subscription privileges, exercise or transfer such Rights (or exercise any over-subscription privilege attributable to such Rights) and shall hold such Rights until such time as they expire without value and (ii) to the extent that the Rights Offering is not fully subscribed by stockholders of the Company through the exercise of basic subscription rights plus over-subscriptions, the Purchaser shall purchase Preferred Shares (the “Back-stop Shares”), in the amount equal to the Equity Commitment Amount (the “Back-stop Arrangement”).

3.    Back-stop/Private Placement Closing; Payment of Purchase Price

3.1.    Back-stop/Private Placement Closing Date. Purchaser shall purchase the Back-stop Shares pursuant to the Back-stop Arrangement and the Private Placement Shares, and the sale of such Back-stop Shares and Private Placement Shares shall take place at a closing (the “Back-stop/Private Placement Closing”) which shall occur promptly following the expiration of the offering period with respect to the Rights Offering and the satisfaction or waiver of the conditions to Back-stop/Private Placement Closing set forth in Section 4 by the party entitled to waive such conditions or following such time as agreed upon by the Company and the Purchaser at the offices of Woods Oviatt Gilman, LLP, 1900 Bausch and Lomb Place, Rochester, New York 14604.

3.2.    Issuance of Preferred Shares at Back-stop/Private Placement Closing. At the Back-stop/Private Placement Closing, and subject to the terms and conditions hereof, the Company will deliver or cause to be delivered one or more certificates evidencing the Back-stop Shares and the Private Placement Shares to be purchased at the Back-stop/Private Placement Closing.

3.3.    Payment at Back-stop/Private Placement Closing. At the Back-stop/Private Placement Closing, the Purchaser shall deposit the purchase price for the Back-stop Shares and the Private Placement Shares to be purchased at the Back-stop/Private Placement Closing by wire transfer of immediately available funds to a bank account of the Company designated in writing by the Company prior to the Back-stop/Private Placement Closing.

3.4.    Reservation of Common Stock. The shares of Common Stock issuable upon conversion of the Preferred Shares shall have been duly authorized by all necessary corporate action and approved for listing on the New York Stock Exchange (the “NYSE”), subject to official notice of issuance.

4.    Conditions to Back-stop/Private Placement Closing. The Purchaser’s obligation to purchase and pay for the Back-stop Shares and the Private Placement Shares to be sold to the Purchaser at the Back-stop/Private Placement Closing is subject to the fulfillment, prior to or concurrently with the Back-stop/Private Placement Closing, of the following conditions:

4.1.    Performance. The Company shall have delivered one or more certificates evidencing the Back-stop Shares and the Private Placement Shares in accordance with Section 3.2.

4.2.    Certificate of Designations. The Certificate of Designations shall have been duly filed with the Secretary of State of the State of Delaware, and the Company’s Second Amended and Restated Certificate of Incorporation, as amended by the Certificate of Designations (the “Charter”), shall be in full force and effect.

4.3.    Registration Rights Agreement. The Purchaser shall have received a fully executed counterparts of the Registration Rights Agreement substantially in the form attached as Exhibit B hereto (the “Registration Rights Agreement”).

4.4.    No Actions Pending. There shall be no proceeding by any Governmental Authority pending that would enjoin or prevent the consummation of the Back-stop/Private Placement Closing.

5.    Equity Advance.
5.1.    Sale and Purchase of Equity Advance Shares. Notwithstanding Sections 2, 3, and 4, if for any reason the Rights Offering is not closed by noon Eastern time on March 28, 2024, then the Purchaser shall at the Equity Advance Closing (as defined below), on the basis of the representations and warranties and subject to the terms and conditions set forth herein, purchase 25,000 Preferred Shares (the “Equity Advance Shares”) at a purchase price of $1,000 per Equity Advance Share, for an aggregate purchase price of $25,000,000 (the “Equity Advance”); provided, however, that upon the closing of the Rights Offering, to the extent that the Purchaser would have, based on the number of shares of Common Stock actually sold upon exercise of the Rights, purchased less than 25,000 Preferred Shares upon consummation of Back-stop Commitment and the Concurrent Private Placement in accordance with Section 2, the Company shall, concurrently with the closing of the Rights Offering, redeem such excess number of Preferred Stock from the Purchaser at the redemption price of $1,000 per Preferred Share.
5.2.    Closing of the Equity Advance. Purchaser shall purchase the Equity Advance Shares, and the sale of such Equity Advance Shares shall take place at a closing (the “Equity Advance Closing”) which shall occur on March 28, 2024, subject to the satisfaction or waiver of the conditions to Equity Advance set forth in Section 5.6 by the party entitled to waive such conditions or following such time as agreed upon by the Company and the Purchaser at the offices of Woods Oviatt Gilman, LLP, 1900 Bausch and Lomb Place, Rochester, New York 14604.
5.3.    Issuance of Preferred Shares at Equity Advance Closing. At the Equity Advance Closing, and subject to the terms and conditions hereof, the Company will deliver or cause to be delivered one or more certificates evidencing the Equity Advance Shares to be purchased at the Equity Advance.

5.4.    Payment at Equity Advance Closing. At the Equity Advance Closing, the Purchaser shall deposit the purchase price for the Equity Advance Shares to be purchased at the Equity Advance Closing by wire transfer of immediately available funds to a bank account of the Company designated in writing by the Company prior to the Equity Advance Closing.

5.5.    Reservation of Common Stock. The shares of Common Stock issuable upon conversion of the Equity Advance Shares shall have been duly authorized by all necessary corporate action and approved for listing on the NYSE, subject to official notice of issuance.
5.6.    Conditions to Equity Advance Closing. The Purchaser’s obligation to purchase and pay for the Equity Advance Shares to be sold to the Purchaser at the Equity Advance Closing is subject to the fulfillment, prior to or concurrently with the Equity Advance Closing, of the following conditions:

5.6.1.    Performance.The Company shall have delivered one or more certificates evidencing the Equity Advance Shares in accordance with Section 5.3.

5.6.2.    Certificate of Designations. The Certificate of Designations shall have been duly filed with the Secretary of State of the State of Delaware, and the Company’s Second Amended and Restated Certificate of Incorporation, as amended by the Certificate of Designations (the “Charter”), shall be in full force and effect.

5.6.3.    Registration Rights Agreement. The Purchaser shall have received a fully executed counterparts of the Registration Rights Agreement.

5.6.4.    No Actions Pending. There shall be no proceeding by any Governmental Authority pending that would enjoin or prevent the consummation of the Equity Advance Closing.
6.    Representations and Warranties of the Company. The Company represents and warrants that:

6.1.    Organization, Standing, etc. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, to enter into and perform all of its obligations under this Agreement, the Certificate of Designations and the Registration Rights Agreement, to issue and sell the Preferred Shares (and the shares of Common Stock issuable upon the conversion of the Preferred Shares) and to consummate the transactions contemplated hereby.

6.2.    Capital Stock. The description of capital stock set forth in the Company’s registration statement on Form S-3 filed with the SEC on September 29, 2023 (the “Registration Statement”) is accurate in all material respects. All of the outstanding shares of the Company’s capital stock are, and at each Closing will be, validly issued and outstanding, fully paid and non-assessable.

6.3.    No Conflict with Other Instruments. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the execution, delivery and performance of this Agreement, the Certificate of Designations and the Registration Rights

Agreement by the Company will not conflict with or violate (i) any provisions of its organizational documents, (ii) any note, loan or indenture of the Company or (iii) any federal, state or local laws.

6.4.    Governmental Consents, etc. Except as may be required by the NYSE or any applicable regulator, no consent, approval or authorization of, or declaration or filing with, any Governmental Authority on the part of the Company is required for the valid execution and delivery of this Agreement, the valid offer, issue, sale and delivery of the Preferred Shares pursuant to this Agreement or the valid issue and delivery of shares of Common Stock issuable upon conversion of the Preferred Shares. Except for (a) the requirements of applicable state securities or blue sky laws, (b) consents, approvals, filings or notices that will be given or made at or prior to the time of the Closing, (c) filings and approvals required in connection with the compliance by the Company with its registration obligations pursuant to the Registration Rights Agreement, (d) approvals from the NYSE or (e) any consents, approvals or filings with any applicable regulators, neither the Company nor any of its Subsidiaries is required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any Governmental Authority as a condition to the valid execution, delivery or performance of the Registration Rights Agreement or the consummation of the transactions contemplated thereby.

6.5.    Offering of Securities. Neither the Company nor any Person acting on its behalf has offered the Preferred Shares or any similar securities of the Company to, or solicited any offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any Person or Persons by any form of general solicitation or general advertising or in any other manner as would subject the offering, issuance or sale of any of the Preferred Shares to the provisions of Section 5 of the Securities Act. Neither the Company nor any Person acting on behalf of the Company has taken or will take any action which would subject the offering, issuance or sale of any of the Preferred Shares to the provisions of Section 5 of the Securities Act.

6.6.    Disclosure. Each document filed by the Company with the SEC pursuant to the Exchange Act since the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (collectively, the “SEC Documents”), when they were filed with the SEC, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the SEC thereunder. None of the SEC Documents (as of the respective dates they were filed with the SEC) contained any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading.

6.7.    Enforceability. This Agreement and the Registration Rights Agreement have been duly authorized, and executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Purchaser) and constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), or, in the case of the Registration Rights Agreement, the rights to indemnification and contribution contained therein may be limited by applicable state or federal securities laws or the public policy underlying such laws.

7.    Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

7.1.    Authorization; Good Standing; Power and Authority. The Purchaser is duly formed, validly existing and in good standing under the laws of its jurisdiction formation. The Purchaser has full power and authority to enter into this Agreement, the Registration Rights Agreement and to consummate the transactions contemplated by this Agreement and the Registration Rights Agreement. This Agreement and the Registration Rights Agreement constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

7.2.    Investment Representations. The Purchaser understands that neither the Preferred Shares nor any Common Stock issuable upon conversion of the Preferred Shares has been, or shall upon delivery be, registered under the Securities Act and that the certificates evidencing the Preferred Shares and such Common Stock shall bear a legend to that effect as set forth in Section 9.2. The Purchaser also understands that the Preferred Shares are being offered and sold to it pursuant to an exemption from registration contained in the Securities Act, based in part upon its representations contained in this Agreement.

7.3.    Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement, except for any required filings pursuant to the Securities Act and any applicable state securities laws.

7.4.    No Conflict with Other Instruments. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Purchaser will not conflict with or violate (i) any provisions of its organizational documents, (ii) any note, loan or indenture of the Purchaser or (iii) any federal, state or local laws.

7.5.    Acquisition for Own Account. The Purchaser is acquiring the Preferred Shares and any shares of Common Stock issued upon conversion thereof for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act.

7.6.    Ability to Protect Its Own Interests and Bear Economic Risks; Accredited Investor. Purchaser (a) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the entry into this Agreement and the transactions contemplated hereby and of making an informed investment decision without reliance on the Company or any of its Affiliates or representatives, (b) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act), and (c) (i) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the entry into this Agreement and the transactions contemplated hereby and (ii) has had an opportunity to discuss with the Company and its representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access. Purchaser has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of, and form an investment decision with respect to, this Agreement and the transactions contemplated hereby. Purchaser has made its own independent analysis and decision to enter into this Agreement and effect the transactions contemplated by this Agreement relying solely upon the advice of its own financial, legal, tax, accounting and other advisors as it has deemed necessary. Purchaser understands that, in making a decision to enter into this Agreement and effect the transactions contemplated by this Agreement, the Company is expressly relying on the acknowledgements and agreements of the Purchaser set forth in this Agreement.

7.7.    Sophisticated Entity. Purchaser is a sophisticated entity with knowledge and experience in financial and business matters, including considerable experience in investments in securities such as the Preferred Shares and the Common Stock, has adequate information concerning the Preferred Shares and the Common Stock. Purchaser believes, by reason of its business and financial experience, that the Purchaser is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and of protecting its own interest in connection with the transactions contemplated by this Agreement.

7.8.    Material, Non-Public Information. Purchaser acknowledges its responsibilities under the federal and state securities laws relating to restrictions on trading in securities of an issuer while in possession of material, non-public information, and restrictions on sharing such information with other Persons who may engage in such trading.

7.9.    No Brokers. No broker’s or finder’s fees or commissions will be payable by the Purchaser with respect to the transactions contemplated by this Agreement, and the Purchaser hereby indemnifies and holds the Company harmless from any claim, demand or liability for broker’s or finder’s fees alleged to have been incurred at the instance of the Purchaser, its Affiliates or Associates or agents or any Person acting on behalf of or at the request of the Purchaser, its Affiliates or Associates or agents.

7.10.    Financing. As of the date hereof, Purchaser has access to available funds necessary to pay the purchase price for the Preferred Shares in full on the terms and conditions contemplated by this Agreement.

7.11.    Tax. The Purchaser maintains its domicile or principal place of business at the address set forth above and the Purchaser is not merely transient or temporarily resident at such address.

7.12.    ERISA. No portion of the assets used by the Purchaser to acquire or hold the Preferred Shares (or the shares of Common Stock issuable upon the conversion of the Preferred Shares) constitutes or will constitute “plan assets” (within the meaning of 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA) of (A) any “employee benefit plan” subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (B) an individual retirement account (an “IRA”) and other arrangement subject to Section 4975 of the Code, or (C) an entity whose underlying assets include “plan assets” within the meaning of ERISA by reason of the investments by such plans or accounts or arrangements therein.

8.    Covenants of the Company. The Company covenants that:

8.1.    Rights Offering. The Company shall use commercially reasonable efforts to commence the Rights Offering as promptly as practicable following the date of this Agreement.

8.2.    Use of Proceeds. The Company will use the net proceeds from the sale of the Preferred Shares for general corporate purposes.

8.3.    Stockholder Approval. The Company shall use commercially reasonable efforts to commence a stockholder vote for Stockholder Approval as promptly as practicable following the completion of the Rights Offering.

8.4.    Stockholder Agreements. To the extent that the Company is party to any agreement with a stockholder of the Company that obligates such stockholder to vote its shares of Common Stock in accordance with the recommendation of the Board, the Company shall use commercially reasonable efforts to cause such stockholder to abide by, and, if necessary, enforce the Company’s rights under, such agreement in connection with the Stockholder Approval.

9.    Covenants of the Purchaser. The Purchaser covenants that:

9.1.    Compliance with Laws. The Purchaser shall comply with all filing and other reporting obligations under all Requirements of Law.

9.2.    Restrictive Legends.

9.2.1.    Each certificate evidencing the Preferred Shares and Common Stock issued upon conversion of any Preferred Shares shall contain a legend in substantially the following form:

9.2.1.1.    “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,

AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE “BLUE SKY” LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH STATE LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

9.2.1.2.    THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE LIMITATIONS CONTAINED IN THE CERTIFICATE OF DESIGNATIONS, DATED AS OF MARCH [•], 2024, FILED BY INNOVATE CORP. WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE, AND SUCH SECURITIES AND ANY SHARES OF COMMON STOCK ISSUED UPON CONVERSION OF ANY SUCH SECURITIES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS CONTAINED THEREIN AND IN THE INVESTMENT AGREEMENT, DATED AS OF MARCH 5, 2024, BETWEEN INNOVATE CORP. AND LANCER CAPITAL LLC (THE “INVESTMENT AGREEMENT”), AND ARE OTHERWISE SUBJECT TO THE LIMITATIONS CONTAINED IN SUCH INVESTMENT AGREEMENT.”

9.3.    Acquisition of Third-Party Rights. Purchaser shall not purchase or otherwise acquire any Rights issued by the Company in the Rights Offering to any other stockholder.

9.4.    Standstill.

9.4.1.    During the period from the date of this Agreement until the 90th day after the closing of the Rights Offering (the “Standstill Period”), the Purchaser shall not, and shall cause its Affiliates and Associates not to, directly or indirectly, alone or acting in concert, but expressly subject, in each case, to the provisions of Section 9.4.2 below:

9.4.1.1.    beneficially own or acquire, or offer, seek or agree to acquire, by purchase or otherwise (A) more than that percentage of the then-outstanding shares of Common Stock beneficially owned by the Purchaser immediately following the closing of Rights Offering (including any securities convertible or exchangeable into or exercisable for Common Stock), (B) any common stock or any securities convertible or exchangeable into or exercisable for shares of common stock of any of the Company’s Subsidiaries or (C) debt securities or indebtedness of the Company or its Subsidiaries (such securities referenced in subclauses (A), (B) and (C), collectively, “Company Securities”) or assets of the Company or its Subsidiaries, or rights or options to acquire any Company Securities in excess of the foregoing limit in clause (A) above, or engage in any swap instrument or derivative hedging transactions or other derivative agreements of any nature with respect to Company Securities;

9.4.1.2.    agree, attempt, seek or propose to sell or transfer to a third party, in one transaction or series of related transactions, an amount of Common Stock and/or Preferred Shares, on an aggregate basis assuming that the Preferred Shares were converted to shares of Common Stock issuable upon conversion of such Preferred Shares, exceeding 9.9% of the outstanding shares of Common Stock, unless such third party (and any subsequent acquiror of such amount of Common Stock) agrees to be bound by the terms of this Section 9.4.1 as if such third party was a party hereto;

9.4.1.3.    engage in any short sale, purchase or acquisition of any derivative security, including any purchase, acquisition, sale or grant of any option, warrant, convertible security, stock appreciation right, or other similar right (including any put or call option or “swap” transaction with respect to any security (other than a broad-based market basket or index)) or entering into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, any securities that includes, relates to or derives any material part of its value from the price or value (including fluctuations thereof) of the Company Securities;

9.4.1.4.    engage in a “solicitation” of “proxies” (as such terms are defined under the Exchange Act), votes or written consents of stockholders or security holders with respect to, or from the holders of, the Company Securities (including a “withhold” or similar campaign), for any purpose, including the election or appointment of individuals to the Board or to approve or vote in favor or against stockholder proposals, resolutions or motions, or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in any contested “solicitation” of proxies, votes or written consents for any purpose, including the election or appointment of directors with respect to the Company (as such terms are defined under the Exchange Act);

9.4.1.5.    form, join, act in concert with or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Company Securities (other than a “group” that includes all or some of the persons or entities identified in the Purchaser’s Schedule 13D, filed with the SEC on April 23, 2020, as amended by Amendment No. 1, filed with the SEC on May 15, 2020; Amendment No. 2, filed with the SEC on June 8, 202; Amendment No. 3, filed with the SEC on June 17, 2020; Amendment No. 4, filed with the SEC on September 10, 2021; Amendment No. 5, filed with the SEC on November 30, 2021; Amendment No. 6, filed with the SEC on December 4, 2020; Amendment No. 7, filed with the SEC on March 18, 2021; Amendment No. 8, filed with the SEC on April 27, 2021; Amendment No. 9, filed with the SEC on July 7, 2021; Amendment No. 10, filed with the SEC on May 20, 2022; and Amendment No. 11, filed with the SEC on May 27, 2022), provided, however, that nothing herein shall limit the ability of an Affiliate, a family member and an estate planning vehicle formed for any of the foregoing, of the Purchaser to join a “group” with such parties, as applicable, following the execution of this Agreement, so long as any such Affiliate first agrees to be bound by the terms and conditions of this Agreement;

9.4.1.6.    agree, attempt, seek or propose to deposit any Company Securities in any voting trust or similar arrangement or subject any Company Securities to any arrangement or agreement with respect to the voting of any Company Securities, other than any such voting trust, arrangement or agreement solely among the Purchaser and its Affiliates or Associates and otherwise in accordance with this Agreement;

9.4.1.7.    seek or submit, or knowingly encourage any person or entity to seek or submit, nomination(s) in furtherance of a “contested solicitation” for the appointment, election or removal of directors with respect to the Company or any of its Subsidiaries or seek, or knowingly encourage or take any other action with respect to the appointment, election or removal of any directors, in each case in opposition to the recommendation of the Board or the boards of the Company’s Subsidiaries, as applicable;

9.4.1.8.    (A) present or make to the stockholders of the Company or its Subsidiaries, or knowingly encourage any person to present or make to the stockholders of the Company or its Subsidiaries, any proposal or other matter for consideration by stockholders at any annual or special meeting of stockholders of the Company or its Subsidiaries or through action by written consent, (B) make any offer or proposal to the Company or its Subsidiaries (with or without conditions) with respect to any merger, tender (or exchange) offer, acquisition, recapitalization, restructuring, disposition or business combination involving the Company or any of its Subsidiaries, (C) affirmatively solicit a third party to make any public or private offer or proposal (with or without conditions) with respect to any merger, tender (or exchange) offer, acquisition, recapitalization, restructuring, disposition or other business combination involving the Company or any of its Subsidiaries, or encourage, initiate or support any third party in making such an offer or proposal, (D) publicly comment on any third party proposal regarding any merger, tender (or exchange) offer, acquisition, recapitalization, restructuring, disposition, or business combination with respect to the Company or any of its Subsidiaries by such third party prior to such proposal becoming public, (E) call, seek to call or request that (or knowingly encourage any person to request that) the Company or its Subsidiaries call a special meeting of stockholders or (F) make any private proposal to the Company or its Subsidiaries that would reasonably be expected to require the Company, its Subsidiaries or the Purchaser to make public disclosure of any kind;

9.4.1.9.    make any public disclosure, communication, announcement or statement regarding any intent, purpose, plan, or proposal with respect to (A) controlling, changing or influencing the Board or any board of directors of the Company’s Subsidiaries, including any public disclosure, communication, announcement or statement regarding any intent, purpose, plan, or proposal relating to any change in the number of directors or the filling of any vacancies on the Board, (B) any material change in the capitalization, dividend policy, share repurchase programs and practices or capital allocation programs and practices of the Company or any of its Subsidiaries, (C) relating to any material change in the Company’s or its Subsidiaries’ management, compensation or corporate structure, (D) relating to any waiver, amendment or modification to the Company’s Charter or By-Laws, (E) causing any securities of the Company to be delisted or (F) causing any equity securities of the Company to become eligible for termination of registration;

9.4.1.10.    seek, alone or in concert with others, representation on the Board, except that Avram A. Glazer may serve as a director of the Board, including as Chairman;

9.4.1.11.    advise, knowingly encourage, knowingly support or knowingly influence any person or entity, in the Purchaser’s capacity as a stockholder of the Company, with respect to the voting or disposition of any securities of the Company at any annual or special meeting of stockholders with respect to the appointment, election or removal of any director(s);

9.4.1.12.    make any request for stockholder list materials or any other books and records of the Company, whether under Section 220 of the Delaware General Corporation Law or otherwise;

9.4.1.13.    institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company or its Subsidiaries or any of its or their current or former directors or officers (including derivative actions) in order to effect or take any of the actions expressly prohibited by this Section 9.4.1; provided, however, that for the avoidance of doubt the foregoing shall not prevent the Purchaser and its Affiliates or Associates from (A) bringing litigation to enforce the provisions of this Agreement, (B) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company against the Purchaser, its Affiliates or Associates, (C) bringing bona fide commercial disputes that do not relate to the subject matter of this Agreement, (D) complying with a validly issued legal or regulatory process or (E) exercising statutory appraisal, dissenters or similar rights under applicable law;
9.4.1.14.    make any request or submit any proposal to amend the terms of this Agreement other than through private communications with the Company or the Board that would not reasonably be expected to require the Company or the Purchaser to make public disclosure of any kind;

9.4.1.15.    enter into any negotiations, arrangements, discussions, agreements or understandings with (whether written or oral), or advise, facilitate, finance (through equity, debt or otherwise), assist, solicit, encourage or seek to persuade, any third party to take or cause any action or make any statements inconsistent with any of the foregoing, or make any investment in or enter into any arrangement with any other person that engages, or offers or proposes to engage, in any of the foregoing, or otherwise take or cause any action or make any statements inconsistent with any of the foregoing; or

9.4.1.16.    disclose any intention, plan or arrangement inconsistent with the provisions of this Section 9.4.1.

9.4.2.    Notwithstanding the foregoing, nothing in this Agreement shall prohibit or restrict the Purchaser from: (A) communicating privately with the Board or any of the Company’s officers regarding any matter in a manner that does not otherwise violate this Section 9.4.1, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications, (B) communicating privately with stockholders of the Company and others in a manner that does not otherwise violate this Section 9.4.1, (C) taking any action necessary to comply with any law, rule or regulation or any action required by any governmental or regulatory authority or stock exchange that has, or may have, jurisdiction over the Purchaser or any of its respective Affiliates or Associates; provided that a breach by the Purchaser of this Agreement is not the cause of the applicable requirement, or (D) fulfilling any obligation or exercising any right of the Purchaser under this Agreement. Furthermore, nothing in this Agreement shall be deemed to restrict in any way the ability of Mr. Glazer, acting in his capacity as a director of the Company, from exercising any of his rights, powers and privileges as a director, from fulfilling his statutory and fiduciary duties as a director, or otherwise exercising his authority as a director pursuant to the Delaware General Corporation Law, the Charter, the By-Laws and/or any resolution of the Board or a committee thereof.

9.4.3.    Purchaser shall be responsible for any breach of this Section 9.4.1 by any of its Affiliates or Associates.

9.4.4.    Purchaser agrees that the Board or any committee thereof, solely to fulfill the discharge of its fiduciary duties upon the advice of its legal counsel, may recuse Mr. Glazer by majority vote of the members of the Board (but excluding the applicable director) from the portion of any Board or committee meeting at which the Board or any such committee is evaluating and/or taking action with respect to and after the right of the recused director to be present prior to recusal (A) the exercise of any of the Company’s rights or enforcement of any of the obligations under this Agreement and (B) any transaction proposed by, or with, the Purchaser or its Affiliates or Associates, as long as all other similarly situated directors are similarly recused. The Board or such committee, as applicable, may withhold from Mr. Glazer any material distributed to the directors to the extent directly relating to the subject of that recusal.

10.    Registration and Transfer of Preferred Shares.

10.1.    Stock Register; Ownership of Preferred Shares.

10.1.1.    The Company will keep at its principal office a register in which the Company will provide for the registration of transfers or conversion of the Preferred Shares. The

Company may treat the Person in whose name any of the Preferred Shares or shares issued upon conversion of any such Preferred Shares are registered on such register as the owner thereof and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a “holder” of any Preferred Shares or shares issued upon conversion of any such Preferred Shares shall mean the Person in whose name such Preferred Shares or shares issued upon conversion of any such Preferred Shares are at the time registered on such register.

10.1.2.    Upon the surrender of any certificate evidencing Preferred Shares, if certificated, properly endorsed, for registration of transfer or for conversion at the office of the Company maintained pursuant to Section 10.1.1, the Company at its expense may execute and deliver to or upon the order of the holder thereof, if certificated, (i) a new certificate or certificates for the same aggregate number of shares of Preferred Shares less the number of Preferred Shares being converted, if any, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes and similar taxes) may direct, and (ii) a certificate or certificates evidencing the number of shares of Common Stock to be issued upon conversion of the Preferred Shares so surrendered.

10.2.    Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing the Preferred Shares, in the case of any such loss, theft or destruction, upon delivery of indemnity and/or security reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such certificate for cancellation at the office of the Company maintained pursuant to Section 10.1.1, the Company at its expense will execute and deliver, in lieu thereof, a new certificate representing Preferred Shares of like tenor.

10.3.    Transfer Restrictions. Prior to any transfer of any Restricted Securities which is not the subject of an effective registration statement under the Securities Act and in accordance with the plan of distribution described in such registration statement, the holder thereof will give written notice to the Company of such holder’s intention to effect such transfer and to comply in all other respects with this Section 10.3. Each such notice shall describe the manner and circumstances of the proposed transfer. If within five (5) Business Days after receipt by the Company of such notice, the Company requests an opinion of counsel for such holder that the proposed transfer may be effected without registration of such Restricted Securities under the Securities Act, then the Company shall not be required to register such transfer, and the Purchaser shall not be entitled to effect such transfer, unless and until the Company receives such an opinion (which counsel and opinion shall each be reasonably satisfactory to the Company). Such holder shall thereupon be entitled to transfer such shares in accordance with the terms of the notice delivered by such holder to the Company. Each certificate representing such shares issued upon or in connection with such transfer shall bear the restrictive legends required by Section 9.2. At the time of any such transfer, each transferee shall deliver to the Company a valid completed Internal Revenue Service Form W-9 from the transferee.

11.    Definitions.

11.1.    Certain Defined Terms. As used in this Agreement the following terms have the following respective meanings:
acting in concert: A Person shall be deemed to be “acting in concert” with another Person if such Person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding (whether or not in writing)) in concert with, or towards a common goal relating to, changing or influencing the control of the Company or in connection with or as a participant in any transaction having that purpose or effect, in parallel with such other Person where (i) each Person is conscious of the other Person’s conduct and this awareness is an element in their decision-making processes and (ii) at least one additional factor supports a determination by the Board that such Persons intended to act in concert or in parallel, which such additional factors may include exchanging information, attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel. A Person who or which is acting in concert with another Person shall also be deemed to be acting in concert with any third party who is also acting in concert with such other Person.
Affiliate and Associate: Respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act and shall include all Persons or entities that at any time during the Standstill Period become Affiliates or Associates of any Person or entity referred to in this Agreement.
Agreement: As defined in the introduction to this Agreement.
beneficial owner, beneficial ownership and beneficially own: A Person shall be deemed the “beneficial owner” of, have “beneficial ownership” of and to “beneficially own” any Company Securities, including all of the shares of Common Stock issuable upon conversion of (x) the Preferred Shares held by the Purchaser and/or its Affiliates and/or Associates, irrespective of whether the Preferred Shares is at such time currently convertible, and (y) any convertible senior notes or similar securities held by the Purchaser and/or its Affiliates and/or Associates:
(a)    which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, owns or has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such Person) or upon compliance with regulatory requirements, stock exchange rules and regulations or otherwise) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise;
(b)    which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or is the beneficial owner of, beneficially owns or has beneficial ownership of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing;

(c)    which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) and with respect to which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), for the purpose of acquiring, holding, voting or disposing of any voting securities of the Company; or
(d)    which are the subject of a derivative transaction entered into by such Person (or any of such Person’s Affiliates or Associates), including, for these purposes, any derivative instrument (whether or not presently exercisable) acquired by such Person (or any of such Person’s Affiliates or Associates), that gives such Person (or any of such Person’s Affiliates or Associates) the economic equivalent of direct or indirect ownership of, or opportunity to obtain ownership of, an amount of such securities where the value of the derivative is determined in whole or in part with reference to, or derived in whole or in part from, the price or value of such securities, or which provides such Person (or any of such Person’s Affiliates or Associates) an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any change in the value of such securities, in any case without regard to whether (i) such derivative conveys any voting rights in such securities to such Person (or any Affiliate or Associate thereof), (ii) the derivative is required to be, or capable of being, settled through delivery of such securities, or (iii) such Person (or any of such Person’s Affiliates or Associates) may have entered into other transactions that hedge the economic effect of such derivative. In determining the number of shares of Common Stock the subject Person shall be deemed the beneficial owner of, to beneficially own or to have beneficial ownership of by virtue of the operation of this Section 11.1(d), the subject Person shall be deemed to beneficially own (without duplication) the notional or other number of shares of Common Stock specified in the documentation evidencing the derivative position as being subject to be acquired upon the exercise or settlement of the applicable right or as the basis upon which the value or settlement amount of such right, or the opportunity of the holder of such right to profit or share in any profit, is to be calculated in whole or in part, and in any case (or if no such number of shares of Common Stock is specified in such documentation or otherwise), as determined by the Board in good faith to be the number of shares of Common Stock to which the derivative position relates.
Back-stop Arrangement: As defined in Section 2 of this Agreement.
Back-stop Closing: As defined in Section 3.1 of this Agreement.
Back-stop Shares: As defined in Section 2 of this Agreement.
Board: The Board of Directors of the Company.
Business Day: Any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.
By-Laws: The Company’s Fourth Amended and Restated By-Laws, as further amended or amended and restated from time to time.

Capital Stock: As to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or nonvoting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.
Certificate of Designations: As defined in Section 1 of this Agreement.
Code: The Internal Revenue Code of 1986, as amended, and any successor statute (together with all rules and regulations promulgated thereunder).
Common Stock: As defined in Section 1 of this Agreement.
Company: As defined in the introduction to this Agreement.
Company Securities: As defined in Section 9.4.1.1 of this Agreement.
Equity Commitment Amount: As defined in the introduction to this Agreement.
ERISA: As defined in Section 7.12 of this Agreement.
Exchange Act: The Securities Exchange Act of 1934, as amended.
Governmental Authority: Any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
IRA: As defined in Section 7.12 of this Agreement.
Material Adverse Effect: A material adverse effect on the properties, business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole.
NYSE: As defined in Section 3.4 of this Agreement.
Person: An individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.
Preferred Shares: As defined in Section 1 of this Agreement.
Private Placement Shares: As defined in Section 2(a) of this Agreement.
Purchaser: As defined in the introduction to this Agreement.
Registration Rights Agreement: As defined in Section 4.3 of this Agreement.
Registration Statement: As defined in Section 5.2 of this Agreement.
Requirements of Law: As to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
Restricted Securities: All of the following: (a) any certificates for Preferred Shares bearing the legends referred to in Section 8.2 hereof, (b) any shares of Common Stock which have been issued upon the conversion of any of the Preferred Shares which bear the legends referred to in such section and (c) unless the context otherwise requires, any shares of Common Stock which are at the time issuable upon the conversion of Preferred Shares and which, when so issued, will bear the legends referred to in such section.
Rights: The subscription rights distributed in the Rights Offering.
Rights Offering: The Company’s proposed rights offering, pursuant to which the Company proposes to distribute pro rata, based on their ownership of outstanding shares of Common Stock and existing preferred stock that are entitled to participate in dividend distributions to holders of Common Stock, to all of its common stockholders and certain preferred stock holders transferable subscription rights to purchase shares of Common Stock for an aggregate purchase price of up to $19,000,000.
Rights Offering Amount: As defined in the introduction to this Agreement.
SEC: The U.S. Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.
SEC Documents: As defined in Section 5.6 of this Agreement.
Securities Act: The Securities Act of 1933, as amended.
Standstill Period: As defined in Section 9.4.1 of this Agreement.
Stockholder Approval: As defined in Section 2 of the Certificate of Designations.
Subsidiary: As to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof).
Voting Stock: As to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
Any of the above-defined terms may, unless the context otherwise requires, be used in the singular or plural depending on the reference.

12.    Survival of Representations and Warranties and Indemnification; Certain Limitations. The representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall terminate upon the earlier of (i) the date that is six (6) months following the date hereof and (ii) the consummation of the Rights Offering. No written (except as explicitly stated therein) or oral statements made by or on behalf of the Company, other than in this Agreement and the Registration Rights Agreement, shall constitute representations or warranties.

13.    Amendments and Waivers. Any term of this Agreement may be amended or modified and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Purchaser.

14.    Notices, etc. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent (a) if to the Purchaser, to the address set forth at the beginning of this Agreement (or at such other address or e-mail address as the Purchaser shall have furnished to the Company in writing), or (b) if to any other holder of any Preferred Shares or shares of Common Stock into which any of the Preferred Shares have been converted, to such address (or e-mail address) as such other holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address (or e-mail address), then to and at the address (or e-mail address) of the last holder of such Preferred Shares or shares of Common Stock into which such Preferred Shares have been converted who has furnished an address (or e-mail address) to the Company, or (c) if to the Company, to 222 Lakeview Avenue, Suite 1660, West Palm Beach, Florida 33401, to the attention of its Chief Executive Officer, or at such other address or e-mail, or to the attention of such other officer, as the Company shall have furnished to the Purchaser and each such other holder in writing, with a copy to the attention of Gregory W. Gribben, Esq. at the following address: Woods Oviatt Gilman, LLP, 1900 Bausch & Lomb Place, Rochester, New York 14604.

15.    Construction.

15.1.    As used in this Agreement (i) the term “including” means “including, without limitation”; (ii) words of one gender shall be held to include the other genders as the context requires; (iii) the words “hereof,” “herein,” “hereby,” “hereto” and “herewith” and words of similar import shall, unless the context otherwise states or requires, refer to this Agreement as a whole and not to any particular provision of this Agreement, and all references to the introduction, Sections or Exhibits, unless the context otherwise states or requires, are to the introduction, Sections or Exhibits of, or to, this Agreement; (iv) the word “or” shall not be exclusive; and (v) the words “date hereof” shall mean the date of this Agreement.

15.2.    Purchaser and the Company have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Purchaser and the Company and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any provisions of this Agreement.

16.    Publicity; Confidentiality. Except as may be required by applicable law, rule or regulation or legal or administrative process, the Purchaser shall not issue a press release or public announcement or otherwise make any disclosure concerning this Agreement or the transactions contemplated hereby, without prior written consent of the Company. If any announcement is required by any law, rule or regulation or legal or administrative process to be made by the Purchaser, prior to making such announcement or disclosure, Purchaser, to the extent reasonably practicable, shall deliver a draft of such announcement to the Company and shall give the Company reasonable opportunity to comment thereon. The Purchaser acknowledges and agrees that the Company may (i) disclose the terms and provisions of this Agreement in, and/or file this Agreement as an exhibit to, the Registration Statement without the Purchaser’s consent and (ii) publish, make, repeat or otherwise use any statement previously consented to by the Purchaser unless and until the Purchaser objects in writing to the use thereof.

17.    Miscellaneous. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party. This Agreement shall not inure to the benefit of any other third party. This Agreement embodies the entire agreement and understanding between the Purchaser and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York without regard to the principles regarding conflicts of laws. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in counterparts, each of which shall be an original, but both of which together shall constitute one instrument.

If the Purchaser is in agreement with the foregoing, please sign this letter and the accompanying counterpart and return one of the same to the Company, whereupon this letter shall become a binding agreement between the Purchaser and the Company.
[Signature Pages Follow]

Very truly yours,

INNOVATE Corp.

By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer

[Signature Page to Lancer Investment Agreement]

The foregoing Agreement is hereby agreed to as of the date first written above.

LANCER CAPITAL LLC

By:	/s/ Avram A. Glazer
Name: Avram A. Glazer
Title: Sole Member

[Signature Page to Lancer Investment Agreement]

Exhibit A
CERTIFICATE OF DESIGNATIONS
See attached

Exhibit B

REGISTRATION RIGHTS AGREEMENT

See attached

Exhibit A
CERTIFICATE OF DESIGNATIONS
OF
SERIES C NON-VOTING PARTICIPATING CONVERTIBLE PREFERRED STOCK
OF
INNOVATE CORP.
The undersigned, Paul K. Voigt, the Interim Chief Executive Officer of INNOVATE Corp. (including any successor in interest, the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify, in accordance with Sections 103 and 151 of the DGCL, that the following resolutions were duly adopted by its Board of Directors (the “Board”) on March 5, 2024:
WHEREAS, the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), authorizes 20,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), issuable from time to time in one or more series;
WHEREAS, the Certificate of Incorporation authorizes the Board to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, the number of shares in each series, the voting powers, if any, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof;
WHEREAS, the Board desires, pursuant to its authority as aforesaid, to designate a new series of Preferred Stock, set the number of shares constituting such series, and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof.
NOW, THEREFORE, BE IT RESOLVED, that the Board hereby designates a new series of Preferred Stock, which shall be designated as the “Series C Non-Voting Participating Convertible Preferred Stock” (the “Series C Preferred Stock”) consisting of 35,000 shares, having the preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions relating to such series as follows (certain capitalized terms used herein are defined in Section 12 hereof):
1.    Dividends.
(a)    The holders of shares of the Series C Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board out of funds of the Company legally available therefor, if such shares of Series C Preferred Stock are held of record at the close of business on any record date (each, a “Record Date”) with respect to payment of dividends on the Common Stock, the amount of dividends as set forth below. The amount of dividends payable in respect of each share of Series C Preferred Stock shall be equal to the result obtained by multiplying (a) the number of shares (including fractions) of Common Stock into which such share of Series C Preferred Stock is (or, but for the failure to obtain the Stockholder Approval, would be) convertible on the Record Date by (b) the amount of dividends declared and paid on each share of Common Stock; provided, however, that if the Company declares and pays a dividend on the Common Stock consisting in whole or in part of Common Stock, then no such dividend shall be payable in respect of the Series C Preferred Stock on account of the portion of such dividend on the Common Stock
    1

payable in Common Stock and in lieu thereof the anti-dilution adjustment in Section 3(a) below shall apply. No dividend shall be paid or declared on any share of Common Stock (other than dividends payable in Common Stock), unless a dividend, payable in the same consideration and manner, is simultaneously paid or declared, as the case may be, on each share of Series C Preferred Stock in an amount determined as set forth above. For purposes hereof, the term “dividends” shall include any pro rata distribution by the Company, out of funds of the Company legally available therefor, of cash, property, securities (including, but not limited to, rights, warrants or options) or other property or assets to the holders of the Common Stock, whether or not paid out of capital, surplus or earnings.
(b)    Notwithstanding the foregoing, if dividends are declared in respect of the Common Stock that are payable in rights, options, warrants or other convertible or exchangeable securities (collectively, “Rights”) that entitle the holders thereof to acquire shares of Common Stock, the dividends payable in respect of the Series C Preferred Stock shall consist of substantially identical Rights that instead are convertible into or exercisable or exchangeable for (as the case may be) shares of convertible preferred stock that have substantially identical terms and provisions (determined by the Company in good faith) as the Series C Preferred Stock (the “New Series C Preferred Stock”) and the amount of such dividend payable in respect of each share of Series C Preferred Stock shall be such that the number of shares of New Series C Preferred Stock (and/or fraction(s) thereof) into which or for which such Rights are convertible, exchangeable or exercisable shall equal that number of shares of New Series C Preferred Stock which, if fully converted, would be convertible into the number of shares of Common Stock into which or for which the Rights would have been convertible, exchangeable or exercisable had such dividend been payable to the holders of the Series C Preferred Stock in accordance with paragraph (i) above without regard to this paragraph, and the Conversion Price, exercise price and/or exchange rate thereof shall be determined in a similar manner (determined by the Company in good faith).
2.    Conversion Rights.
(a)    Prior to the receipt of the approval of the Company’s holders of Common Stock in accordance with the rules of the New York Stock Exchange (the “NYSE”, and such approval, the “Stockholder Approval”) of the issuance of Common Stock to holders of the Series C Preferred Stock, each holder of Series C Preferred Stock shall have the right to convert the Series C Preferred Stock held by such holder into such number of shares of Common Stock as described in the succeeding sentence up to an amount permitted by the NYSE rules prior to obtaining Stockholder Approval. The number of shares of Common Stock issuable upon conversion of each share of Series C Preferred Stock shall be equal to the result obtained by dividing (a) $1,000 by (b) the Conversion Price then in effect. Without limiting the foregoing, at any time that a merger, sale of all or substantially all of the assets of the Company or other change of control transaction with respect to the Company and a third party unaffiliated with any holder of the Series C Preferred Stock pursuant to which the Company will be delisted from the NYSE (a “Third Party Sale”) has been publicly announced and is still pending, the Series C Preferred Stock will be provided the notice pursuant to Section 3(d)(iii) below and will have the opportunity to convert the Series C Preferred Stock into Common Stock prior to the consummation of any redemption and any such conversion will be subject to, and conditioned upon, the consummation of such Third Party Sale.
    2

Any such conversion shall be deemed effective immediately prior to the consummation of such Third Party Sale.
(b)    Each share of Series C Preferred Stock shall be automatically converted, in whole and not in part, upon receipt of the Stockholder Approval for the issuance of the Common Stock upon such conversion into such number of shares of Common Stock as described in Section 2(a) above, except to the extent that the issuance of such Common Stock to a holder of Series C Preferred Stock would exceed any ownership or issuance limits imposed by the applicable rules and regulations to which the Company is then subject; provided, that any such holder Series C Preferred Stock shall represent to the Company, and provide any necessary evidence requested by the Company, that such holder of Series C Preferred Stock is legally permitted to own and hold, and the Company is permitted to issue, the Common Stock issuable upon such conversion, and such ownership or issuance will not violate the rules and regulations of which the Company is then subject (“Mandatory Conversion”).
(c)    Following the occurrence of the stockholder vote for the Stockholder Approval, each holder of Series C Preferred Stock shall have the right to convert the Series C Preferred Stock held by such holder into such number of shares of Common Stock as described in Section 2(a) above, except to the extent that the issuance of such Common Stock to a holder of Series C Preferred Stock would exceed any ownership or issuance limits imposed by the applicable rules and regulations to which the Company is then subject, including, without limitation, the rules and regulations of the NYSE.
(d)    To convert shares of Series C Preferred Stock pursuant to Section 2(a) or Section 2(c) hereof, a holder must (A) surrender the certificate or certificates (if any) evidencing such holder’s shares of Series C Preferred Stock to be converted, duly endorsed in a form satisfactory to the Company, at the office of the Company or transfer agent for the Series C Preferred Stock, if any, (B) notify the Company at such office that such holder elects to convert Series C Preferred Stock and the number of shares such holder wishes to convert and (C) pay any transfer or similar tax, if required. Such notice referred to in clause (B) above shall be delivered substantially in the following form:
“NOTICE TO EXERCISE CONVERSION RIGHT
The undersigned, being a holder of the Series C Non-Voting Participating Convertible Preferred Stock of INNOVATE, Corp. (the “Series C Preferred Stock”) irrevocably exercises the right to convert _______ outstanding shares of Series C Preferred Stock on, ________, ____, into shares of Common Stock of INNOVATE. Corp. in accordance with the terms of the shares of Series C Preferred Stock, and directs that the shares issuable and deliverable upon the conversion, together with any payment for fractional shares, be issued and delivered in the denominations indicated below to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes and similar taxes payable with respect thereto.
The undersigned represents and warrants to INNOVATE, Corp. that the undersigned is legally permitted to own and hold, and the Company is permitted to issue, the Common Stock issuable
    3

upon conversion of the Series C Preferred Stock, and such ownership or issuance will not violate the rules and regulations of any applicable regulators.
    Dated: [At least one Business Day prior to the date fixed for conversion]
Fill in for registration of
shares of Common Stock
if to be issued otherwise
than to the registered
holder:

________________________________________
Name

________________________________________
Address

________________________________________ ____________________________________
Please print name and address,            (Signature)
including postal code number
Denominations: ______________________________
(e)    Shares of the Series C Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion in accordance with the foregoing provisions following Stockholder Approval of such issuance or, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue to the holders of the Series C Preferred Stock a notice of the conversion specifying the number of shares of Common Stock into which such Series C Preferred Stock have been converted and shall issue and register in the name of such holder the whole number of shares of Common Stock issuable upon such conversion, together with payment in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same. Notwithstanding the foregoing, any notice delivered by the Company in compliance with this paragraph (v) shall be conclusively presumed to have been duly given, whether or not such holder of Series C Preferred Stock actually receives such notice, and neither the failure of a holder of Series C Preferred Stock to actually receive such notice given as aforesaid nor any immaterial defect in such notice shall affect the validity of the proceedings for the conversion of the Series C Preferred Stock as set forth in this Section 2.
(f)    The Company shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Series C Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all shares of Series C Preferred Stock then outstanding and shall
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take all such action and obtain all such permits or orders as may be necessary to enable the Company lawfully to issue such Common Stock upon such conversion.
(g)    No fractional shares of Common Stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the Market Price of such fraction as of the close of business on the day of conversion.
(h)    The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series C Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.
3.    Anti-Dilution Adjustments.
(a)    If the Company (i) pays a dividend or makes any other distribution on or in respect of the Common Stock payable in Common Stock, (ii) subdivides or combines its outstanding shares of Common Stock into a greater or smaller number of shares, or (iii) issues or distributes any equity securities by reclassification of its Common Stock (other than any issuance constituting a dividend in which the holders of the Series C Preferred Stock participate in accordance with Section 1 above), the Conversion Price shall be adjusted as of the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, so that the holders of the Series C Preferred Stock shall, upon surrender thereafter of any shares of Series C Preferred Stock for conversion, be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series C Preferred Stock been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification.
(b)    In the case of any consolidation or merger of the Company with another entity, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity or any other property or assets, then the holders of Series C Preferred Stock shall thereafter have the right to receive upon surrender thereafter of their shares of Series C Preferred Stock for conversion, such shares of common stock and/or securities and/or other property or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock that would otherwise have been received by such holders had they converted the Series C Preferred Stock immediately prior to the effective date of such merger or consolidation.
(c)    Upon the occurrence of any event described in paragraphs (a) or (b) above, the Company shall promptly provide notice to each holder of Series C Preferred Stock describing such event and the change in the number of shares or other assets or securities issuable upon conversion
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of the Series C Preferred Stock, setting forth in reasonable detail the method of calculation thereof and the facts upon which such calculation is based.
(d)    The Company shall provide notice to the holders of Series C Preferred Stock stating the proposed record or effective date, as the case may be, if:
(i)    the Company takes any action which would require an adjustment pursuant to paragraphs (a) or (b) above;
(ii)    the Company consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Company must approve the transaction; or
(iii)    there is a dissolution or liquidation of the Company.
The Company shall provide the notice at least ten (10) days before such date. However, failure to provide such notice or any defect in it shall not affect the validity of any transaction referred to in clause (i), (ii) or (iii) of this paragraph.
4.    Liquidation Preference. In the event of any voluntary or involuntary liquidation, winding-up or dissolution of the Company, after there shall have been paid, or set apart for payment, to the holders of the outstanding shares of any class having preference over the Series C Preferred Stock, including the Company’s outstanding Series A-3 Convertible Participating Preferred Stock and Series A-4 Convertible Participating Preferred Stock, the preferential amounts as to which they are respectively entitled, the holders of the Series C Preferred Stock shall be entitled to share ratably with the holders of the Common Stock (and all other classes and series of stock entitled to participate with the Common Stock) in the remaining assets of the Company on the basis that such holders would share if all outstanding shares of Series C Preferred Stock were then converted into Common Stock; provided, that in the event that such payment would be less than $0.001 per share of Series C Preferred Stock, the holders of the Series C Preferred Stock shall instead be entitled to receive out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, an amount per share of Series C Preferred Stock equal to $0.001 per share (or if less than $0.001 per share is available for distribution in respect of the Series C Preferred Stock, then all such remaining funds shall be distributed pro rata in respect of the Series C Preferred Stock), before any payment or distribution shall be made to the holders of the Common Stock (or any other class or series of stock entitled to participate with the Common Stock). If, upon any liquidation, winding-up or dissolution of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of shares of Series C Preferred Stock or any capital stock ranking on a parity with the Series C Preferred Stock upon liquidation, winding-up or dissolution of the Company, shall be insufficient to pay in full the preferential amounts to which such stock would be entitled, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were payable in full. For the purposes hereof, neither a consolidation nor merger of the Company with one or more other corporations, nor a sale or a transfer of all or substantially all of the assets of the Company, shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, of the Company.
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5.    Redemption.
(a)    At any time prior to conversion of the shares of Series C Preferred Stock into Common Stock, the Company may, at its option, redeem the shares of Series C Preferred Stock, in whole or in part, at a redemption price per share of Series C Preferred Stock in cash and equal to $1,000 plus 8% per annum uncompounded for the period from the issuance date to the Redemption Date (as defined below) (the “Redemption Price”).
(b)    The Series C Preferred Stock shall be redeemed on the sixth (6th) anniversary of the initial issuance of shares of the Series C Preferred Stock at a price per share payable in cash and equal to the Redemption Price, out of funds of the Company legally available therefor.
(c)    At least 10 and not more than 60 days prior to the date fixed for any redemption (the “Redemption Date”), the Company shall provide notice to each holder of record of the Series C Preferred Stock on the record date fixed for such redemption of the Series C Preferred Stock; provided, however, that no failure to give such notice or any defect therein shall affect the validity of the procedure for the redemption of any shares of Series C Preferred Stock except as to the holder to whom the Company has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of the NYSE or any other exchange upon which Series C Preferred Stock may be listed or admitted to trading, such notice shall state:
(i)    that such redemption is being made pursuant to the redemption provisions of Section 5(a), Section 5(b) or Section 5(c) hereof, as applicable;
(ii)    the Redemption Date;
(iii)    the number of shares of Series C Preferred Stock to be redeemed;
(iv)    the Conversion Price then in effect;
(v)    the number of shares of Common Stock to be received by such holder in exchange for such holder’s shares of Series C Preferred Stock which are to be redeemed and the method of calculation thereof; and
(vi)    the place or places where certificates for such shares (if any) are to be surrendered for exchange, including any procedures applicable to redemptions to be accomplished through book-entry transfers.
Upon the delivery of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.
(d)    If notice has been provided in accordance with Section 5(c) above and provided, that at all times prior to the Redemption Date specified in such notice, the Company shall reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the redemption of the Series C Preferred Stock, the full number of shares of Common Stock issuable upon the exchange of the Series C Preferred Stock, then, from and after the Redemption Date, said shares shall no longer be deemed to be outstanding and shall
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not have the status of shares of Series C Preferred Stock. Upon surrender, in accordance with said notice, of the certificates, if any, for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company in exchange for the applicable number of shares of Common Stock determined in accordance with Section 5(a), Section 5(b) or Section 5(c) above, as applicable. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates, if any, shall be issued representing the unredeemed shares without cost to the holder thereof.
(e)    Notwithstanding anything herein or in the Investment Agreement to contrary, the Company shall have no obligation (contingent or otherwise) to purchase, redeem, retire or otherwise acquire for value any shares of the Series C Preferred Stock to the extent that such purchase, redemption, retirement or acquisition would cause the Series C Preferred Stock to constitute indebtedness that is not permitted to be incurred at the time of issuance of such Series C Preferred Stock or that would not be permitted by any then outstanding preferred stock or debt instrument of the Company.
6.    Voting and Consent Rights.
(a)    The holders of record of shares of the Series C Preferred Stock shall have no voting rights, except as prescribed by the General Corporation Law of the State of Delaware, as set forth below in this Section 6, or as may be required by the New York Stock Exchange.
(b)    The Company shall not, without the affirmative consent of the holders of a majority of the shares of Series C Preferred Stock then outstanding consenting as one class:
(i)    amend or otherwise alter this Certificate of Designations (including the provisions of Section 6 hereof) in any manner, that adversely affects in any material respect the specified rights, preferences or privileges of holders of Series C Preferred Stock; provided that no (x) merger or consolidation pursuant to which the Series C Preferred Stock is converted into or exchanged for securities or assets that are the same as the holders of Series C Preferred Stock would have received had they converted such Series C Preferred Stock immediately prior thereto (whether or not Stockholder Approval was obtained) or (y) increase in the amount of Common Stock or Preferred Stock authorized under the Certificate of Incorporation, in either case, shall be deemed to have adversely affected the specified rights, preferences, or privileges of the holders of Series C Preferred Stock;
(ii)    reduce the number of shares of Series C Preferred Stock;
(iii)    reduce the liquidation preference or the Redemption Price;
(iv)    make any share of Series C Preferred Stock payable in any form other than that stated in this Certificate of Designations;
(v)    make any change in the provisions of this Certificate of Designations relating to waivers of the rights of holders of Series C Preferred Stock to receive the liquidation preference and dividends on the Series C Preferred Stock; or
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(vi)    make any change in the foregoing amendment and waiver provisions.
(c)     The Company in its sole discretion may without the vote or consent of any holders of the Series C Preferred Stock amend or supplement this Certificate of Designations:
(i)    to cure any ambiguity, defect, omission or inconsistency;
(ii)    to provide for uncertificated Series C Preferred Stock in addition to or in place of certificated Series C Preferred Stock, if any; or
(iii)    to make any change that would provide any additional rights or benefits to the holders of the Series C Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designations of any such holder.
(d)    The consent of the holders of the Series C Preferred Stock will not be required for the Company to increase or decrease the amount of authorized capital stock of any class, including any preferred stock, and such increase or decrease in the amount of such authorized capital stock shall not be deemed to affect adversely the rights, preferences, privileges or special rights of holders of shares of Series C Preferred Stock.
7.    Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series C Preferred Stock shall not have any preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation. The shares of Series C Preferred Stock shall have no preemptive rights.
8.    Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.
9.    Severability of Provisions. If any preferences and relative, participating, optional and other special rights of the Series C Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as such Certificate of Designations may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences and relative, participating, optional and other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable preferences and relative, participating, optional or other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no preferences and relative, participating, optional or other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such preferences and relative, participating, optional or other special rights of Series C Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.
10.    Re-issuance of Series C Preferred Stock. Shares of Series C Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or
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exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or re-designated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company; provided, that any issuance of such shares as Series C Preferred Stock must be in compliance with the terms hereof.
11.    Mutilated or Missing Preferred Stock Certificates. If any of the Series C Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series C Preferred Stock certificate, or in lieu of and substitution for the Series C Preferred Stock certificate lost, stolen or destroyed, a new Series C Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series C Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series C Preferred Stock certificate and security and/or indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).
12.    Certain Definitions. As used in this Certificate of Designations, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:
“Business Day” means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.
“Closing Price” means, for any Trading Day, the closing bid price for the Common Stock on the NYSE or, if the Common Stock is not quoted on the NYSE, the closing bid price in the over-the-counter market as furnished by any NYSE member firm selected from time to time by the Company for that purpose.
“Commission” means the Securities and Exchange Commission.
“Common Stock” means the common stock, par value $0.001 per share, of the Company.
“Conversion Price” initially means $0.70 and shall be subject to adjustment from time to time pursuant to the terms of Section 3 hereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Investment Agreement” means the Investment Agreement, dated as of March 5, 2024, by and between the Company and Lancer Capital LLC.
“Market Price”, per share of Common Stock, on any date, shall mean the previous Trading Day’s Closing Price.
“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
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“Trading Day” means any day on which the NYSE or other applicable stock exchange or market is open for business.
IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed by Paul K. Voigt, Interim Chief Executive Officer of the Company, this ____ day of March, 2024.

INNOVATE Corp.

By:
Name: Paul K. Voigt
Title: Interim Chief Executive Officer

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Exhibit B

REGISTRATION RIGHTS AGREEMENT
between
INNOVATE Corp.
and
LANCER CAPITAL LLC

Dated as of March 5, 2024

Table of Contents

1	Certain Definitions	1
2	Shelf Registration.	3
3	Piggyback Registration.	5
4	Holdback Agreements.	7
5	Registration Procedures.	8
6	Registration Expenses.	11
7	Indemnification.	11
8	Transfer of Registration Rights	13
9	Prohibitions on Requests; Stockholders’ Obligations	13
10	Miscellaneous.	14

REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT, dated as of March 5, 2024 (this “Agreement”), by and between INNOVATE Corp., a Delaware corporation (the “Company”), and Lancer Capital LLC, a Delaware limited liability company (the “Stockholder”).
In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
1.    Certain Definitions.
In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:
“Affiliate” of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.
“Block Trade Offering” means an Underwritten Offering demanded by one or more stockholders that is a no-roadshow “block trade” take-down off of a Shelf Registration Statement.
“Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.
“Closing Date” and “Closing Dates” have the meanings set forth in the Investment Agreement.
“Common Stock” means common stock, par value $0.001 per share, of the Company.
“Company” has the meaning set forth in the introductory paragraph and includes any other person referred to in the second sentence of Section 10(d) hereof.
“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Series C Non-Voting Participating Convertible Preferred Stock, par value $0.001 per share, issued to the Stockholder pursuant to the Investment Agreement.
“Delay Period” has the meaning set forth in Section 2 hereof.
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“Effective Period” has the meaning set forth in Section 2 hereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“FINRA” means the Financial Industry Regulatory Authority, Inc., and any successor regulator performing comparable functions.
“Investment Agreement” means the Investment Agreement, dated March 5, 2024, by and between the Company and the Stockholder.
“NYSE” means the New York Stock Exchange.
“Other Demanding Sellers” has the meaning assigned to it in Section 3(b) hereof.
“Other Proposed Sellers” has the meaning assigned to it in Section 3(b) hereof.
“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, governmental entity or any other entity.
“Piggyback Notice” has the meaning set forth in Section 3(a) hereof.
“Piggyback Registration” has the meaning set forth in Section 3(a) hereof.
“Prospectus” means the prospectus or prospectuses forming a part of, or deemed to form a part of, or included in, or deemed included in, the Shelf Registration Statement filed or used pursuant to Section 2(a) hereof, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Common Stock covered by such Shelf Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.
“Registrable Common Stock” means (i) any shares of Common Stock issued as Conversion Shares and (ii) any other security into or for which the Common Stock referred to in clause (i) has been converted, substituted or exchanged pursuant to any reclassification, merger or consolidation, and any security issued or issuable with respect thereto upon any stock dividend or stock split. As to any particular Registrable Common Stock, such securities shall cease to be Registrable Common Stock when (A) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise disposed of pursuant to such effective registration statement, (B) such securities are sold or are otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing any restrictive legend and such securities may be resold without subsequent registration under the Securities Act, (C) such securities are repurchased by the Company or a subsidiary of the Company or cease to be outstanding, (D) such securities may be resold pursuant to Rule 144, whether or not any such sale has occurred or (E) such securities are transferred to a Person that is not, or at any time following such transfer ceases to be, a 100% owned (directly or indirectly) Affiliate of the Stockholder.
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“Registration Expenses” has the meaning set forth in Section 6 hereof.
“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.
“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.
“SEC” means the Securities and Exchange Commission and any successor agency performing comparable functions.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Shelf Registration Statement” means a registration statement of the Company filed with the SEC on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act), or a prospectus supplement to an existing Form S-3, or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen registration statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Common Stock and which may also cover any other securities of the Company.
“Shelf Underwritten Offering” has the meaning set forth in Section 2(d) hereof.
“Stockholder” has the meaning set forth in the introductory paragraph.
“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public, including any bought deal, Block Trade Offering or other block sale to a financial institution conducted as an underwritten offering to the public.
2.    Shelf Registration.
(a)    Filing. Subject to Section 2(c) hereof, the Stockholder may, by written notice delivered (which notice can be delivered at any time on or after the date of this Agreement) to the Company (the “Shelf Notice”), require the Company to, at the Company’s option, either (i) file with the SEC as promptly as practicable (but no later than 30 days after the date the Shelf Notice is delivered), and to use commercially reasonable efforts to cause to be declared effective by the Commission at the earliest possible date permitted under the rules and regulations of the Commission (but no later than 60 days after such filing date), a Shelf Registration Statement covering the resale of Registrable Common Stock or (ii) file with the SEC a prospectus supplement covering the resale of Registrable Common Stock, in each case relating to the offer and sale, from time to time, of all of Registrable Common Stock owned by the Stockholder in accordance with the methods of distribution set forth in the Shelf Registration Statement. Notwithstanding the foregoing, the Stockholder shall not be entitled to require the Company to file a new Shelf Registration Statement if the Company has an effective existing Resale Registration Statement containing a plan of distribution that covers the resale of the Registrable Common Stock and the
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Company is permitted to include such Registrable Common Stock therein according to the limitations of such form of registration statement.
(b)    Continued Effectiveness. Subject to Section 2(c) hereof, the Company will use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which all Registrable Common Stock covered by the Shelf Registration Statement (i) have been sold thereunder in accordance with the plan and method of distribution disclosed in the Prospectus included in the Shelf Registration Statement or (ii) cease to be Registrable Common Stock (such period, the “Effective Period”).
(c)    Suspension of Registration. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled in its discretion, from time to time, by providing notice to the Stockholder, to postpone the filing or the effectiveness of the Shelf Registration Statement or require the Stockholder to suspend the use of the Prospectus for sale of Registrable Common Stock under the Shelf Registration Statement for a reasonable period of time not to exceed 60 days in succession or 180 days in the aggregate in any 12 month period (a “Delay Period”) if the Company’s Board of Directors determines in good faith and in its reasonable judgment that it is required to disclose in the Shelf Registration Statement a financing, acquisition, corporate reorganization or other similar transaction or other material event or circumstance affecting the Company or its securities. The Stockholder agrees to suspend use of the applicable Prospectus and any free writing prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Common Stock, upon receipt of the notice referred to above. The Company shall immediately notify the Stockholder upon the termination or expiration of any Delay Period and thereafter, as promptly as practicable, prepare a post-effective amendment or supplement to the Shelf Registration Statement or the Prospectus, or any document incorporated therein by reference, so that, as thereafter delivered to purchasers of the Registrable Common Stock included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(d)    Shelf Underwritten Offerings.
(i)    Subject to Section 9 hereof, during the Effective Period (except during a Delay Period), the Stockholder may notify the Company in writing of its intent to sell Registrable Common Stock covered by the Shelf Registration Statement (in whole or in part) in an Underwritten Offering (a “Shelf Underwritten Offering”); provided that the Company shall not be obligated to engage an underwriter in connection any Shelf Underwritten Offering unless the amount of Registrable Common Stock to be sold by the Stockholder, together with any shares of Common Stock to be sold for the account of the Company and any other participating stockholders, equals at least 15% of the Company’s total outstanding market capitalization for its Common Stock as of the date of such written notice. The Stockholder shall give written notice to the Company of such intention at least five Business Days (or at least two Business Days in connection with a Shelf Underwritten Offering that is a Block Trade Offering) prior to the date on which such Shelf Underwritten Offering is anticipated to launch, specifying the number of Registrable Common Stock for which the Stockholder is requesting registration
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under this Section 2(d) and the other material terms of such Shelf Underwritten Offering to the extent known.
(ii)    If any managing underwriter of a Shelf Underwritten Offering advises the Company or the Stockholder that, in its opinion, the inclusion of all the equity securities sought to be included in such registration would adversely affect the marketability of the equity securities sought to be sold pursuant thereto, then the Company shall include in the Shelf Registration Statement applicable to such Shelf Underwritten Offering only such equity securities as the Company is so advised by such underwriter can be sold without such an effect, as follows and in the following order of priority: (1) first all the Registrable Common Stock requested to be included in such registration by the Stockholder and (2) second any securities proposed to be registered for the account of the Company or any other participating stockholder with such priorities among them as may from time to time be determined or agreed to by the Company.
(iii)    The Stockholder shall be permitted to withdraw all or part of its Registrable Common Stock from a Shelf Underwritten Offering at any time prior to 7:00 a.m., New York City time, on the date on which the Shelf Underwritten Offering is anticipated to launch.
(e)    Withdrawal Rights. The Stockholder having notified the Company to include any or all of its Registrable Common Stock in a Shelf Registration Statement under this Section 2 shall have the right to withdraw any such notice (which may not be re-made except in accordance with Section 9 hereof) with respect to any or all of the Registrable Common Stock designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such Shelf Registration Statement. In the event of any such withdrawal, the Company shall not include such Registrable Common Stock in the applicable registration and such Registrable Common Stock shall continue to be Registrable Common Stock for all purposes of this Agreement. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Common Stock not so withdrawn.
(f)    “Baby Shelf Rule” Cutback. Notwithstanding anything to the contrary set forth in this Agreement, to the extent that the Company would be prohibited from registering all of the Registrable Common Stock to be included in any Shelf Registration Statement under this Section 2 by reason of Instruction I.B.6 to Form S-3, the Company shall be entitled to exclude such excess Registrable Securities from such Shelf Registration Statement.
3.     Piggyback Registration.
(a)    Participation. Subject to the terms and conditions hereof, whenever the Company (i) proposes to register its Common Stock under the Securities Act for its own account or for the account of others (other than a registration by the Company (x) on a registration statement on Form S-4 (or any successor form thereto) or otherwise in connection with a direct or indirect acquisition by the Company or one of its subsidiaries of another Person or a similar business combination transaction, (y) on a registration statement on Form S-8 (or any successor form thereto) or otherwise solely relating to an offering and sale to employees or directors of the Company pursuant to any employee share plan or other employee benefit plan arrangement or (z) pursuant to
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Section 2 hereof) or (ii) proposes to effect an Underwritten Offering of its Common Stock pursuant to an effective Shelf Registration Statement (other than an Underwritten Offering pursuant to Section 2 hereof) (each, a “Piggyback Registration”), the Company shall give the Stockholder prompt written notice thereof (but not less than five Business Days prior to the filing by the Company with the SEC of such registration statement or launch of such Underwritten Offering; provided, that for any Block Trade Offering, two Business Days’ notice shall be sufficient). Such notice (a “Piggyback Notice”) shall specify the number of shares of Common Stock proposed to be included in such registration statement or Underwritten Offering, the proposed date of filing of such registration statement with the SEC or launch of such Underwritten Offering, the proposed means of distribution and the proposed managing underwriter or underwriters (if any and if known). Upon the written request of the Stockholder, given within (A) one Business Day, in the case of any Block Trade Offering, or (B) three Business Days, in the case of any other registration or offering, after such Piggyback Notice is received by the Stockholder (which written request shall specify the number of Registrable Common Stock then presently intended to be disposed of by the Stockholder), the Company, subject to the terms and conditions of this Agreement, shall use its commercially reasonable efforts to cause all such Registrable Common Stock held by the Stockholder with respect to which the Company has received such written request for inclusion to be included in such Piggyback Registration on the same terms and conditions as the Company’s Common Stock being sold in such Piggyback Registration.
(b)    Piggyback Priorities. If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an Underwritten Offering, a nationally recognized investment bank selected by the Company, reasonably acceptable to the Stockholder) advises the Company that, in its opinion, the inclusion of all the equity securities sought to be included in such Piggyback Registration by (i) the Company, (ii) others who have sought to have equity securities of the Company registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Stockholder and (iv) any other proposed sellers of equity securities of the Company (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the marketability of the equity securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such equity securities as the Company is so advised by such underwriter or investment bank can be sold without such an effect, as follows and in the following order of priority:
(i)    if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of equity securities to be sold by the Company as the Company shall have determined, (B) second, the Registrable Common Stock of the Stockholder and equity securities sought to be registered by each of the Other Demanding Sellers (if any), pro rata on the basis of the number of shares of Common Stock held by the Stockholder and the Other Demanding Sellers and (C) third, other equity securities held by any Other Proposed Sellers; or
(ii)    if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of equity securities sought to be registered by each of the Other Demanding Sellers and the Stockholder (if any), pro rata in proportion to the number of shares of Common Stock held by all such
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Other Demanding Sellers and the Stockholder and (B) second, other equity securities held by any Other Proposed Sellers or to be sold by the Company as determined by the Company and with such priorities among them as may from time to time be determined or agreed to by the Company.
(c)    Same Underwriting Terms. In connection with any Underwritten Offering under this Section 3, the Company shall not be required to include a the Stockholder’s Registrable Common Stock in the Underwritten Offering unless the Stockholder accepts the terms and conditions of the underwriting as agreed upon between the Company and the underwriters selected by the Company, with, in the case of a combined primary and secondary offering, such differences, including any with respect to representations and warranties and indemnification, as may be customary or appropriate in combined primary and secondary offerings.
(d)    Delay or Withdrawal of Piggyback Registration.
(i)    If, at any time after giving written notice of its intention to register any of its equity securities or sell any Common Stock in an Underwritten Offering as set forth in this Section 3 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective or the launch date of such Underwritten Offering, the Company shall determine for any reason not to register or sell or to delay such sale or registration of such Common Stock, the Company may, at its election, give written notice of such determination to the Stockholder and thereupon (1) in the case of a determination not to sell or register, shall be relieved of its obligation to register any Registrable Common Stock in connection with such particular withdrawn or abandoned Piggyback Registration; provided, that Stockholders may continue the registration pursuant to the terms of Section 2 hereof and (2) in the case of a determination to delay selling or registering, shall be permitted to delay selling or registering any Registrable Common Stock, for the same period as the delay in registering such other Common Stock.
(ii)    The Stockholder shall be permitted to withdraw all or part of its Registrable Common Stock from a Piggyback Registration at any time prior to the effectiveness of such registration statement or at any time prior to 7:00 a.m., New York City time, on the date on which the Underwritten Offering is anticipated to launch, as the case may be.
(e)    “Baby Shelf Rule” Cutback. Notwithstanding anything to the contrary set forth in this Agreement, to the extent that the Company would be prohibited from registering all of the Registrable Common Stock to be included in any Piggyback Registration under this Section 3 by reason of Instruction I.B.6 to Form S-3, the Company shall be entitled to exclude such excess Registrable Securities from such Piggyback Registration.
4.    Holdback Agreements.
If requested by the Company or any managing underwriter of an Underwritten Offering of the Company’s equity securities, the Stockholder shall agree not sell or otherwise transfer or dispose of any shares of Registrable Common Stock or other security of the Company during the
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period beginning on the date that is estimated by the Company in good faith to be the seventh (7th) calendar day prior to the effective date of the applicable registration statement (or the anticipated launch date in the case of a “take-down” off of an already effective Shelf Registration Statement) until the earlier of (i) such time as the Company and such lead managing underwriter shall agree and (ii) ninety calendar days after the effective date of the applicable registration statement (or the pricing date in the case of a “take-down” off of an already effective Shelf Registration Statement); provided, that any lead managing underwriter may extend such period as necessary to comply with applicable FINRA rules.
5.    Registration Procedures.
(a)    Company Cooperation. In connection with any registration and sale of Registrable Common Stock pursuant to Section 2 or 3 of this Agreement, during the Effective Period and subject to the provisions of such Sections, the Company shall:
(i)    prepare and file with the SEC, as applicable, (A) the Shelf Registration Statement and use its reasonable best efforts to cause such Registration Statement to become effective or (B) the prospectus supplement, in each case as contemplated in Section 2(a) hereof;
(ii)    prepare and file with the SEC such amendments and supplements to such Shelf Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effective Period;
(iii)    furnish to the Stockholder such number of copies of such Shelf Registration Statement, each amendment and supplement thereto, each Prospectus and such other documents (but not including any report or other document filed or furnished pursuant to the Exchange Act) as the Stockholder may reasonably request in order to facilitate the disposition of the Registrable Common Stock, provided, however, that the Company shall have no such obligation to furnish copies of a final prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by the Company;
(iv)    furnish to counsel for the Stockholder and for the underwriters, if any, with copies of any written comments from the SEC or any state securities authority or any written request by the SEC or any state securities authority relating to the Shelf Registration Statement or related Prospectus;
(v)    use its reasonable best efforts to register or qualify such Registrable Common Stock under such other securities or blue sky laws of such U.S. jurisdictions as the Stockholder reasonably requests in writing; provided, that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv), (2) subject itself to taxation in any such jurisdiction, (3) consent to general service of process in any such jurisdiction or (4) make any changes to any report filed or furnished pursuant to the Exchange Act that are incorporated by reference into such Registration Statement;
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(vi)    notify the Stockholder, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which any Prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of the Stockholder, promptly prepare and furnish to the Stockholder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Common Stock covered thereby, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(vii)    in connection with an Underwritten Offering, make available for inspection by the Stockholder and any underwriter participating in the Underwritten Offering, during regular business hours, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Stockholder or such underwriter, to conduct a reasonable due diligence investigation within the meaning of Section 11 of the Securities Act in connection with such Registration Statement; provided, that the foregoing investigation and information gathering shall be coordinated on behalf of such parties by one firm of counsel designated by and on behalf of the Stockholder and one firm of counsel designated by and on behalf of all of the underwriters; and provided further that each Person receiving such information shall, as a condition to receiving such information, agree in writing pursuant to confidentiality agreements in form and substance reasonably satisfactory to the Company to keep such information confidential and to take such actions as are reasonably necessary to protect the confidentiality of such information;
(viii)    use its reasonable best efforts to cause all such Registrable Common Stock to be listed on the principal securities exchange on which the Common Stock is then listed; and
(ix)    promptly notify the Stockholder and, in connection with an Underwritten Offering, any underwriter:
(1)    when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed (but not including any report or other document filed or furnished pursuant to the Exchange Act) and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;
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(2)    of any written request by the SEC for amendments or supplements to the Registration Statement or any Prospectus or of any inquiry by the SEC relating to the Registration Statement;
(3)    of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and
(4)    of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Common Stock for sale under the applicable securities or blue sky laws of any jurisdiction.
(b)    Stockholder Cooperation.
(i)    The Stockholder shall furnish to the Company any information regarding the Stockholder and the distribution of such securities as the Company reasonably determines is required or advisable in connection with the registration of the Stockholder’s Registrable Common Stock and the Company shall not have any obligation to include the Stockholder on any registration statement (or prospectus supplement to an existing Shelf Registration Statement) if such information is not promptly provided; provided, that, prior to excluding the Stockholder on the basis of its failure to provide such information, the Company shall furnish in writing a reminder to the Stockholder requesting such information at least three days prior to filing the applicable registration statement or prospectus supplement.
(ii)    The Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(vi) hereof, the Stockholder will forthwith discontinue disposition of Registrable Common Stock pursuant to the applicable registration statement and Prospectus until the Stockholder is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus contemplated by Section 5(a)(vi) hereof and, if so directed by the Company, deliver to the Company, at the Company’s expense, all copies, other than permanent file copies, then in the Stockholder’s possession of the Prospectus current at the time of receipt of such notice relating to such Registrable Common Stock.
(iii)    The Stockholder shall not use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Common Stock, without the prior written consent of the Company.
(c)    Underwritten Offerings Procedures.
(i)    The Stockholder may not participate in any Underwritten Offering (including a Shelf Underwritten Offering requested pursuant to Section 3(a) hereof) unless it completes, executes and delivers (or causes to be delivered, as the case may be) all questionnaires, powers of attorney, indemnities, underwriting agreements, legal opinions and other documents reasonably required under the terms of such underwriting arrangements and the provisions set forth herein in respect of registration rights.
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(ii)    Any investment bank(s) that will serve as an underwriter with respect to any Underwritten Offering (including a Shelf Underwritten Offering requested pursuant to Section 2(d) hereof), shall be selected by the Company.
6.    Registration Expenses.
(a)    The Company shall pay any and all expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all (i) registration and filing fees (including SEC registration fees and FINRA fees), (ii) fees and expenses of compliance with securities or blue sky laws, (iii) NYSE listing fees, (iv) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (v) transfer agent’s and registrar’s fees and expenses, (vi) fees and disbursements of counsel, accountants and other Persons retained by the Company and (vii) except as set forth in Section 6(b) hereof, all reasonable and documented out-of-pocket-expenses of the Stockholder (all such expenses, “Registration Expenses”).
(b)    The Stockholder shall pay all underwriting fees, discounts and commissions applicable to the sale of its Registrable Common Stock, and fees and disbursements of its counsel.
7.    Indemnification.
(a)    The Company agrees to indemnify and hold harmless the Stockholder, its partners, directors, officers, Affiliates and agents, and each Person who controls (within the meaning of Section 15 of the Securities Act) the Stockholder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any registration statement or prospectus or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such Liability (x) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such registration statement or prospectus in reliance and in conformity with information furnished in writing to the Company by the Stockholder expressly for use therein, (y) arises out of or is based upon offers or sales effected by the Stockholder “by means of” (as defined in Rule 159A under the Securities Act) a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company, or (z) was caused by the Stockholder’s failure to deliver or make available to the Stockholder’s immediate purchaser a copy of the registration statement or prospectus or any amendments or supplements thereto (if the same was required by applicable law to be delivered or made available); provided, however, the obligations of the Company hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).
(b)    The Stockholder agrees to indemnify and hold harmless the Company, its directors, officers, Affiliates and agents, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company
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to the Stockholder, but only (x) if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Stockholder expressly for use in such registration statement or prospectus or (y) for any Liability which arises out of or is based upon offers or sales by the Stockholder “by means of” (as defined in Rule 159A under the Securities Act) a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company; provided, however, that (x) the Stockholder shall not be liable hereunder for any amounts in excess of the gross proceeds received by the Stockholder pursuant to such registration, and (y) the obligations of the Stockholder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Stockholder (which consent shall not be unreasonably withheld, conditioned or delayed).
(c)    Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to participate in, and to the extent that it may wish, assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder except to the extent the indemnifying party is materially prejudiced by such failure to give notice.
(d)    The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.
(e)    If the indemnification provided for in or pursuant to this Section 7 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and of the indemnified party on the other in connection with the offering of the Registrable Common Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that result in such losses, claims, damages, liabilities or expenses as well as any other
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relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the Stockholder be greater in amount than the amount of gross proceeds received by the Stockholder upon such sale.
8.    Transfer of Registration Rights.
The Stockholder may not transfer or assign all or any portion of its rights under this Agreement without the prior written consent of the Company; provided, that the Stockholder may assign its rights and obligations hereunder (in whole or in part) to a 100% owned (directly or indirectly) Affiliate that agrees in writing with the Company to be bound by this Agreement as fully as if it were an initial signatory hereto, and any such transferee may thereafter make corresponding assignments in accordance with this proviso but only to other 100% owned (directly or indirectly) Affiliates of the Stockholder. Any assignee permitted by the preceding sentence must remain a 100% owned (directly or indirectly) Affiliate of the Stockholder. In the event any shares of Registrable Common Stock are transferred to one or more 100% (directly or indirectly) owned Affiliates in a manner permitted by this Agreement, the Stockholder shall notify the Company in writing of a single Person that shall be the authorized representative to receive notices and take all actions on behalf of the Stockholder and/or its permitted 100% owned (directly or indirectly) Affiliate assignees.
9.    Prohibitions on Requests; Stockholders’ Obligations.
(a)    The Stockholder shall not, without the Company’s consent, be entitled to deliver a Shelf Notice or a request for a Shelf Underwritten Offering if less than 120 calendar days have elapsed since (A) the effective date of a prior registration statement in connection with a Shelf Notice or Piggyback Registration, (B) the date of withdrawal by the Stockholder of a Shelf Notice or request for a Shelf Underwritten Offering or (C) the pricing date of any Underwritten Offering effected by the Company; provided, in each case, that the Stockholder has been provided with an opportunity to participate in the prior offering and has refused or not promptly accepted such opportunity.
(b)    The Stockholder shall not be entitled to sell any of its Registrable Common Stock pursuant to this Agreement, unless the Stockholder has timely furnished the Company with all information required to be disclosed in order to make the information previously furnished to the Company by the Stockholder not misleading and any other information regarding the Stockholder and the distribution of such Registrable Common Stock as the Company may from time to time request pursuant to Section 5(b)(i) hereof. Any sale of any Registrable Common Stock by the Stockholder shall constitute a representation and warranty by the Stockholder that the information of the Stockholder furnished in writing by or on behalf of the Stockholder, to the Company does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
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10.    Miscellaneous.
(a)    Termination. This Agreement and the obligations of the parties hereunder shall terminate upon such time as there are no Registrable Common Stock, except for the provisions of Sections 6 and 7 of this Agreement, which shall survive such termination.
(b)    Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission (with immediate telephone confirmation thereafter) and, in the case of the Stockholder, shall also be sent via e-mail,

If to the Company:
222 Lakeview Avenue, Suite 1660
West Palm Beach, Florida 33401
Attention: Chief Executive Officer

with a copy to (which shall not constitute notice):
Woods Oviatt Gilman LLP
1900 Bausch & Lomb Place
Rochester, NY 14604
Attention: Gregory W. Gribben, Esq.

If to the Stockholder:
Lancer Capital LLC
777 South Flagler Drive Suite 800W
West Palm Beach, FL 33401
Attention: Avram A. Glazer

If to a transferee Stockholder, to the address of such transferee Stockholder set forth in the transfer documentation provided to the Company;
    in each case, or at such other address as such party each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally, upon one Business Day after being deposited with a courier if delivered by courier, upon receipt of facsimile or email confirmation if transmitted by facsimile or email, as applicable, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.
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(c)    No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
(d)    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
(e)    Governing Law. The internal laws, and not the laws of conflicts (other than Section 5-1401 of the General Obligations Law of the State of New York), of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.
(f)    Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10(b) hereof shall be deemed effective service of process on such party.
(g)    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(h)    Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including electronically) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.
(i)    Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.
(j)    Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.
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(k)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
(l)    Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and the Stockholder.
[Signature Page Follows]
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IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

COMPANY:

INNOVATE Corp.

By:
Name:	Michael J. Sena
Title:	Chief Financial Officer

STOCKHOLDER:

Lancer Capital LLC

By:
Name:	Avram A. Glazer
Title:	Sole Member

[Signature Page to Registration Rights Agreement (Lancer Capital)]